Exhibit 5.2
February 6, 2007
Oncolytics Biotech Inc.
210, 1167 Kensington Crescent N.W.
Calgary, AB T2N 1X7
United States Securities and Exchange Commission
Ladies and Gentlemen:
Re:	Registration Statement on Form F-10
We hereby consent to the reference to us in the registration statement on Form F-10 (the “Registration Statement”) and the related preliminary short form prospectus (the “Prospectus”) of Oncolytics Biotech Inc. relating to the offering of units. We also consent to the use of our firm name on the cover page of the Prospectus and under the headings “Eligibility for Investment”, “Enforceability of Civil Liabilities”, “Documents Filed As Part Of The Registration Statement, “Canadian Federal Income Tax Considerations” and “Legal Matters”. We also consent to the reference to our opinions under the headings “Eligibility for Investment” and “Canadian Federal Income Tax Considerations, all as contained in the Prospectus included in the Registration Statement.
In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.
Yours truly,
BENNETT JONES LLP

(Signed) “Bennett Jones LLP ”